Exhibit 99.1

Poshmark, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results

Q4 Gross Merchandise Value Increased 27% Year-over-Year to $490.8 million

Q4 Total Revenue Increased 22% Year-over-Year to $84.2 million

Q4 Adjusted EBITDA was ($4.7) million with (5.5%) margins

REDWOOD CITY, Calif. (March 22, 2022) - Poshmark, Inc. (NASDAQ: POSH), a leading social marketplace for new and secondhand style, today announced financial results for its fourth quarter and full year ended December 31, 2021. The Company posted net revenues of $84.2 million in the fourth quarter of 2021, which is a 22% year-over- year increase from the fourth quarter of 2020. Gross Merchandise Value (“GMV”) grew 27% year-over-year from the fourth quarter of 2020 to $490.8 million, up from $387.2 million.

“We had a strong finish to a historic year for Poshmark with record GMV and revenues. Despite a very unpredictable and volatile environment globally, we delivered our second year of Adjusted EBITDA profitability and positive free cash flow during our first year as a public company,” said Manish Chandra, Founder and Chief Executive Officer of Poshmark. “Throughout the year, consumers came to Poshmark to discover, shop the latest trends, and connect with our community. This culminated in our strongest-ever holiday performance and record trailing 12 months Active Buyers of 7.6 million.”

Poshmark’s social marketplace is defining a new, more human way to shop online by making the shopping and discovery experience interactive and social. For the year 2021, social interactions were up 47% year-over-year to 44.6 billion. In 2021, stacked buyer cohort retention was 104%, which accelerated from 102% in 2020, while stacked seller cohort retention was 112%, which accelerated from 111% in 2020.

“Our cohorts continue to remain stable and the strong engagement from our users gives us the confidence to invest for the long term as we are still in the early stages of our growth cycle,” said Chandra. “Our asset-light model, which is both adaptable and responsive to changing consumer demands and insulated from supply chain disruption, uniquely positions us to thrive in the current environment.”

Fourth Quarter 2021 Key Metrics and Financial Highlights:

●	GMV was $490.8 million, an increase of 27% year-over-year from $387.2 million in the fourth quarter of 2020. Quarterly GMV has increased year-over-year for the past 16 quarters.
●	Trailing 12 months Active Buyers reached 7.6 million, a 17% year-over-year increase from 6.5 million in the fourth quarter of 2020.
●	Net revenue was $84.2 million, a 22% increase year-over-year from $69.2 million in the fourth quarter of 2020.
●	Adjusted EBITDA was ($4.7) million which decreased from $4.8 million in the fourth quarter of 2020. Adjusted EBITDA margin was (5.5%) in the fourth quarter of 2021.
●	GAAP results from operations was ($15.0) million in the fourth quarter of 2021, compared to income of $2.2 million in the fourth quarter of 2020. This includes $9.3 million and $1.9 million in stock-based compensation, respectively.
●	Non-GAAP results from operations (excluding stock-based compensation) was ($5.7) million, compared to income of $4.1 million in the fourth quarter of 2020.
●	GAAP net loss per share attributable to common stockholders was ($0.19), compared to ($0.25) in the fourth quarter of 2020.
●	Cash, cash equivalents, and marketable securities were $581.5 million as of December 31, 2021 or $7.52 in cash per share.

Full Year 2021 Key Metrics and Financial Highlights:

●	GMV was $1.8 billion, an increase of 27% year-over-year from $1.4 billion in 2020. GMV has increased year-over-year for ten years, since the Company’s founding in 2011.
●	Net revenue was $326.0 million, a 25% increase year-over-year from $261.6 million in 2020.
●	Adjusted EBITDA was $7.3 million which decreased from $36.0 million in 2020. Adjusted EBITDA margin was 2.2% in 2021.
●	GAAP results from operations was ($44.4) million in 2021, compared to income of $25.2 million in 2020 and includes $48.2 and $8.0 million in stock-based compensation, respectively.
●	Non-GAAP income from operations (excluding stock-based compensation) was $3.8 million in 2021, compared to $33.2 million in 2020.
●	GAAP diluted net loss per share attributable to common stockholders was ($1.35) compared to earnings per share of $0.33 in 2020.

Fourth Quarter 2021 Business Highlights:

●	In October, we completed our acquisition of Suede One, a platform that combines machine learning, computer vision, and expert human review to virtually authenticate sneakers.
●	At the end of October, we launched our Brand Closets program, which enables large-scale brands to open a closet on Poshmark to directly connect, converse with, and sell to our highly engaged community of over 80 million registered users, accessing a new sales channel that is the future of shopping.
●	Ahead of the holiday season in November, we launched our Electronics category and we are encouraged by the uptick in new buyers and sellers who are attracted to Poshmark’s social shopping experience.
●	During the fourth quarter, we launched two CRM programs for our Sellers, “My Shoppers” and “Closet Insights.” These programs help our sellers better engage and communicate with their customers.
●	We began rolling out “Shop by Trend” in the fourth quarter, a new way for customers to shop on our platform and enjoy a more personalized feed in their treasure hunt for style.

First Quarter 2022 Guidance:

●	Expected Revenue range:	$86 million - $88 million
●	Adjusted EBITDA range:	($7) million - ($9) million

Webcast and Conference Call Information:

Poshmark, Inc. will host a conference call to review these results at 1:45 p.m. Pacific Time today, March 22, 2022. Interested parties may listen to the conference call via live webcast by accessing the Company’s Investor Relations website (investors.poshmark.com) under the events section. A webcast replay of the earnings conference call will also be available on the Poshmark website through the same link following the conference call this evening, for at least three months thereafter.

About Poshmark, Inc.:

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of e- commerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, Australia, and India is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, YouTube, and Snapchat. Poshmark intends to use its Investor Relations website and blog (blog.poshmark.com) to disclose material, non-public information and to comply with its disclosure obligations under Regulation FD. From time to time, we will also disclose this information through our press releases, SEC filings, or public conference calls and webcasts.

SOURCE: Poshmark, Inc.

Investor Relations Contact:

ir@poshmark.com

Media Relations Contact:

pr@poshmark.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward- looking statements generally relate to future events or our future financial or operating performance. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements include, but are not limited to, statements that we make relating to our future financial performance, including our guidance on financial results for the first quarter of 2022.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into active buyers and active sellers; our ability to maintain profitability; the impact of COVID-19 on our business and our consumers; the growth rates in the markets in which we compete; our ability to manage growth effectively; our ability to maintain the vibrancy of our community and trustworthiness of our marketplace; our dependence on sellers to provide a fulfilling experience to buyers; and our reliance on third-party shipping partners such as the United States Postal Service. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could cause actual results to differ materially from those contained in our forward- looking statements.

The forward-looking statements made in this press release relate only to management’s beliefs and assumptions as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP (loss) Income From Operations, and Free Cash Flow. Our management uses non-GAAP financial measures internally for financial and operational decision-making and as a means to evaluate period-to- period comparisons. Non-GAAP financial measures are not recognized measures for financial statement presentation under GAAP and do not have standardized meanings, and may not be comparable to similar measures presented by other public companies. Non-GAAP financial measures also have certain limitations. For example, Adjusted EBITDA and Adjusted EBITDA Margin have certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. As such, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or in isolation from, the corresponding measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their respective related GAAP financial measures. Please see the financial tables below for a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure we define as net income (loss) attributable to common stockholders, excluding depreciation and amortization, stock-based compensation expense, interest income, other expense, net, change in accrued sales tax, provision for income taxes, and undistributed earnings attributable to participating securities. Adjusted EBITDA margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in its financial and operational decision- making. We also believe that the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.

Non-GAAP (loss) income from operations is a non-GAAP financial measure that is calculated as GAAP (loss) income from operations plus stock-based compensation expense. We believe that adding back stock-based compensation expense provides a more meaningful comparison between our operating results from period to period.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Operating Metrics:

GMV (gross merchandise value) is the total dollar value of transactions on our platform in a given period, prior to returns and cancellations, and excluding shipping and sales taxes. GMV is a measure of the total economic activity generated by our marketplace, and an indicator of the scale and growth of our marketplace and the health of our marketplace ecosystem.

Active buyers are unique users who have purchased at least one item on our platform in the trailing 12 months preceding the measurement date, regardless of returns and cancellations.

Poshmark, Inc.

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenue	$84,203	$69,202	$326,009	$261,601
Costs and expenses(1):
Cost of net revenue, exclusive of depreciation and amortization	14,060	11,583	51,858	43,507
Operations and support	15,657	11,888	56,719	39,759
Research and development	15,131	7,799	58,705	30,025
Marketing	38,668	27,351	142,689	92,439
General and administrative(2):	14,677	7,634	56,994	27,786
Depreciation and amortization	1,006	764	3,469	2,894
Total costs and expenses	99,199	67,019	370,434	236,410
(Loss) income from operations	(14,996)	2,183	(44,425)	25,191
Interest income	23	29	224	569
Other expense, net
Change in fair value of redeemable convertible preferred stock warrant liability	—	(1,773)	(2,816)	(2,273)
Change in fair value of convertible notes	—	(3,285)	(49,481)	(3,801)
Loss on extinguishment of convertible notes	—	—	(1,620)	—
Change in fair value of contingent consideration	(83)	—	(83)	—
Other, net	(42)	(161)	(262)	(393)
	(125)	(5,219)	(54,262)	(6,467)
(Loss) income before provision (benefit) for income taxes	(15,098)	(3,007)	(98,463)	19,293
(Benefit) provision for income taxes	(314)	222	(134)	447
Net (loss) income	$(14,784)	$(3,229)	$(98,329)	$18,846
Undistributed earnings attributable to participating securities	—	—	—	(12,776)
Net (loss) income attributable to common stockholders	$(14,784)	$(3,229)	$(98,329)	$6,070
Net (loss) income per share attributable to common stockholders, basic	$(0.19)	$(0.25)	$(1.35)	$0.48
Net (loss) income per share attributable to common stockholders, diluted	$(0.19)	$(0.25)	$(1.35)	$0.33
Weighted-average number of shares outstanding used to compute net (loss) income per share attributable to common stockholders, basic	77,119	12,898	73,009	12,550
Weighted-average number of shares outstanding used to compute net (loss) income per share attributable to common stockholders, diluted	77,119	12,898	73,009	18,323

(1) Includes stock-based compensation expense as follows:
Operations and support	$981	$165	$4,791	$686
Research and development	4,147	543	21,029	2,571
Marketing	1,290	309	6,587	1,321
General and administrative	2,909	859	15,832	3,381
Total	$9,327	$1,876	$48,239	$7,959

(2) During the fourth quarter of 2021, the Company identified prior period errors related to its recording of credit card chargeback losses from its payment processor which resulted in an overstatement of general and administrative expenses. Although management has concluded that such errors were not material to the previously issued financial statements, the Company is revising its 2020 annual financial statements, and related unaudited quarterly financial statements, as well as its 2021 unaudited quarterly financial statements. The 2020 consolidated financial information included herein has been revised to reflect a decrease in general and administrative expense and a corresponding decrease in net loss of $0.6 million and an increase in net income of $1.8 million for the quarter and year ended December 31, 2020, respectively. The consolidated financial information included herein for the year ended December 31, 2021 includes a $1.4 million decrease in general and administrative expense and a corresponding decrease in net loss which was revised in the nine-month period ended September 30, 2021. In connection with such revision, the Company is also correcting for other immaterial misstatements, primarily related to the recording of expenses for taxes and classification of marketing expenses and revenues. The Company is also evaluating the implications to its internal controls over financial reporting arising from these errors. Additional information will be included in the Company’s future filing of its 2021 Form 10-K.

Poshmark, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts) (unaudited)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$581,538	$238,902
Marketable securities	—	26,238
Prepaid expenses and other current assets	9,737	7,905
Total current assets	591,275	273,045
Property and equipment, net	7,376	8,447
Intangible assets, net	1,360	—
Goodwill	7,012	—
Other assets	1,650	7,010
Total assets	$608,673	$288,502
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,595	$12,317
Funds payable to customers	145,290	117,512
Accrued expenses and other current liabilities	40,922	35,539
Total current liabilities	187,807	165,368
Redeemable convertible preferred stock warrant liability	—	3,494
Long-term portion of deferred rent and other liabilities	3,247	4,823
Convertible notes	—	55,421
Total liabilities	191,054	229,106
Commitments and contingencies
Redeemable convertible preferred stock	—	156,175
Stockholders’ equity (deficit)
Preferred Stock	—	—
Common stock	—	1
Class A and Class B common stock	8	—
Additional paid-in capital	641,974	28,300
Treasury stock, at cost	(2,651)	—
Accumulated deficit	(221,835)	(123,506)
Accumulated other comprehensive income (loss)	123	(1,574)
Total stockholders’ equity (deficit)	417,619	(96,779)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$608,673	$288,502

Poshmark, Inc.

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(98,329)	$18,846
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,469	2,894
Stock-based compensation	48,239	7,959
Change in fair value of redeemable convertible preferred stock warrant liability	2,816	2,273
Change in fair value of convertible notes	49,481	3,801
Loss on extinguishment of convertible notes	1,620	—
Change in fair value of contingent consideration	83	—
Accretion of discounts and amortization of premiums on marketable securities, net	237	(66)
Deferred income taxes	(376)	—
Other	41	50
Changes in operating assets and liabilities, net of impact of acquisition:
Prepaid expenses and other assets	2,071	(5,985)
Accounts payable	(10,722)	10,161
Funds payable to customers	27,778	43,264
Accrued expenses and other liabilities	2,164	2,860
Net cash provided by operating activities	28,572	86,057
Cash flows from investing activities
Purchases of property and equipment	(1,900)	(1,465)
Purchases of marketable securities	—	(67,929)
Maturities of marketable securities	26,000	80,057
Sales of marketable securities	—	27,208
Cash paid for acquisition, net of cash acquired, and purchases of intangible assets	(6,576)	—
Net cash provided by investing activities	17,524	37,871
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions and offering costs	293,692	—
Proceeds from exercise of common stock warrants	100	—
Tax withholding related to vesting of restricted stock units	(2,651)	—
Proceeds from exercise of stock options	5,321	1,705
Deferred offering costs paid	—	(1,457)
Proceeds from borrowing on convertible notes	—	50,000
Net cash provided by financing activities	296,462	50,248
Effect of foreign exchange rate changes on cash and cash equivalents	78	73
Net increase in cash and cash equivalents	342,636	174,249
Cash and cash equivalents
Beginning of year	238,902	64,653
End of year	$581,538	$238,902

The following table reflects the reconciliation of net (loss) income to Adjusted EBITDA for each of the periods indicated (in thousands; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net (loss) income attributable to common stockholders	$(14,784)	$(3,229)	$(98,329)	$6,070
Adjusted to exclude the following:
Depreciation and amortization	1,006	764	3,469	2,894
Stock-based compensation	9,327	1,876	48,239	7,959
Interest income	(23)	(29)	(224)	(569)
Other expense, net	125	5,219	54,262	6,467
(Benefit) provision for income taxes	(314)	222	(134)	447
Undistributed earnings attributable to participating securities	—	—	—	12,776
Adjusted EBITDA	$(4,663)	$4,823	$7,283	$36,044

The following table reflects the reconciliation of GAAP (loss) income from operations to non-GAAP (loss) income from operations for each of the periods indicated (in thousands; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP (loss) income from operations	$(14,996)	$2,183	$(44,425)	$25,191
Adjusted to exclude the following:
Stock-based compensation	9,327	1,876	48,239	7,959
Non-GAAP (loss) income from operations	$(5,669)	$4,059	$3,814	$33,150

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated (in thousands; unaudited):

	Year Ended December 31,
	2021	2020
GAAP net cash provided by operating activities	$28,572	$86,057
Less: purchases of property and equipment	(1,900)	(1,465)
Non-GAAP free cash flow	$26,672	$84,592